                                                                    EXHIBIT 10.1

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT (this "Agreement") is entered into as of March 2, 2004, by and between CORIXA CORPORATION, a Delaware corporation, and its permitted successors and assigns (collectively, "Borrower" or "QALICB"), and NDC NEW MARKETS INVESTMENTS IV, L.P., a Delaware limited partnership, and its successors and assigns (collectively, "Lender").

                                    RECITALS

      WHEREAS, Borrower has requested Lender to fund a loan to Borrower as further described below, and Lender has agreed to fund the Loan (as defined below) to Borrower on the terms and conditions contained herein. The proceeds of the Loan shall be used by Borrower to assist in the financing of certain tenant improvements and the acquisition of certain equipment at that certain research and development facility (and as further described in Exhibit A attached hereto, the "Facility"), which Facility is operated by Borrower and located within a Low-Income Community eligible for New Markets Tax Credit under Section 45D of the Internal Revenue Code of 1986, as amended (the "Code"). The Loan hereunder shall be evidenced by the Loan Note, and be secured by the Security Agreement (Securities Account), as further described herein; and

      WHEREAS, Lender has been certified as a Community Development Entity ("CDE") by the Community Development Financial Institution Fund (the "CDFI Fund") and the parties hereto acknowledge the Loan shall be treated by Lender as a Qualified Low-Income Community Investment to Borrower as a result of Borrower's status as a Qualified Active Low-Income Community Business ("QALICB") as of the date of the Agreement, and its covenant hereunder to maintain its QALICB status during the term of the Loan.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

         Defined terms used herein and not otherwise defined shall have the meanings given to them in Exhibit A attached hereto, the terms of which are incorporated in their entirety by this reference.

                                    ARTICLE I
                                   LOAN TERMS

      SECTION 1.1.LOAN.

      (a) Loan. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower in the principal amount of Fourteen Million Five Hundred Fifty Thousand Dollars ($14,550,000) (the "Loan"), the proceeds of which shall be used to finance certain tenant improvements and the acquisition of equipment to be located at the Facility. Borrower's obligation to repay the Loan shall be evidenced by a promissory note of even date herewith (the "Loan Note"), all terms of which are incorporated herein by this reference.

      (b) Repayment. The outstanding principal balance of the Loan shall be due and payable in full on March 1, 2011.

      (c) Prepayment. Borrower is prohibited from an early prepayment of the Loan.

      SECTION 1.2.INTEREST/FEES.

      (a) Interest. The outstanding principal balance of the Loan shall bear interest at the rate of interest set forth in the Loan Note.

      (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Loan Note.

      SECTION 1.3.COLLECTION OF PAYMENTS. Borrower shall pay all interest and principal payments, as applicable to Lender at its office at c/o HEDC New Markets, Inc., 51 East 42nd Street, Suite 300, New York, New York 10017, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds.

      SECTION 1.4.COLLATERAL. As security for all indebtedness of Borrower to Lender subject hereto, Borrower shall execute a Security Agreement (Securities Account) pursuant to which Borrower grants to Lender a security interest of first priority in (a) Borrower's account no. 213128 (whether held in Borrower's name or as a Lender collateral account for the benefit of Borrower), any sub-account thereunder or consolidated therewith, and all replacements or substitutions therefor, including any account resulting from a renumbering or other administrative re-identification thereof (collectively, the "Securities Account") maintained with Wells Fargo Bank, N.A. (the "Intermediary"), (b) all financial assets credited to the Securities Account, (c) all security entitlements with respect to the financial assets credited to the Securities Account, and (d) any and all other investment property or assets maintained or recorded in the Securities Account (with all the foregoing defined as "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (i) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (ii) all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing, and (iii) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Borrower is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Borrower due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"). As used herein, the terms "security entitlement," "financial asset" and "investment property" shall have the respective meanings set forth in the Washington Uniform Commercial Code.

      The Securities Account shall at all times be at properly margined rates based on the type of securities which make up the Collateral in a minimum value of $14,550,000, and as further set forth in the Security Agreement (Securities Account) of even date herewith; provided that the minimum value of the Collateral may be reduced if the principal amount of the Loan is reduced in accordance with Section 1.5 of this Agreement. Any reduction in the minimum value of the Collateral shall be made in an increment to correspond to a reduction in the principal value of the Loan. At no time during the term of the Loan shall the principal amount of the Loan exceed the required minimum market value of the Collateral.

      SECTION 1.5.FORGIVENESS OF DEBT. A portion of the Loan obligation of Borrower hereunder shall be forgiven by Lender upon its determination of Borrower's satisfaction of the conditions set forth below. Any and all forgiveness of Loan principal hereunder shall be in the amounts and times as set forth below. Lender shall determine Borrower's satisfaction of the following forgiveness conditions in its sole and absolute discretion.

      (A) Conditions Precedent to Loan Forgiveness. The following conditions, unless otherwise waived by Lender, shall be satisfied by Borrower on each Forgiveness Date (as defined below) in order for the then applicable Forgiveness Amount (as defined below) to be effective:

            (i) No Event of Default and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default under this Agreement, shall have occurred and be continuing or shall exist;

            (ii) The representations and warranties contained in Sections 2.1 through 2.14, 2.19 and 2.20 herein shall be true on and as of each Forgiveness Date; and

            (iii) Lender shall have received and allocated New Markets Tax
                  Credits equal to the Projected New Market Tax Credits to its partner(s) in the taxable year of each Forgiveness Date.

      B. Forgiveness Dates and Amounts. Upon Lender's determination and satisfaction by Borrower of the conditions set forth in Section 1.5(A) above on [*] (each, a "Forgiveness Date"), the applicable principal amount of the Loan indicated as the "Forgiveness Amount" below shall be forgiven by Lender. Lender shall, in its reasonable discretion, determine the satisfaction of the conditions in Section 1.5(A) by Borrower on each Forgiveness Date, and the applicable Forgiveness Amount shall be separately considered and not be cumulative.

FORGIVENESS DATE    FORGIVENESS AMOUNT
[*]                        $[*]
[*]                        $[*]
[*]                        $[*]
[*]                        $[*]

      C. Evidence of Forgiveness. In the event Borrower satisfies the conditions to Loan forgiveness on each Forgiveness Date, Borrower and Lender shall execute an amendment or an allonge to the Loan Note evidencing the new outstanding principal balance of the Loan.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

      SECTION 2.1.LEGAL STATUS. Borrower is a corporation, organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower. Borrower has represented, and Lender does hereby approve, the reincorporation of Borrower as a corporation under the laws of the State of Washington upon satisfaction of the following conditions: (a) notice of the intended reincorporation; (b) receipt, review and approval of an assignment and assumption agreement whereby the new legal entity assumes all of the obligations of Borrower under the Loan Documents, as determined in the discretion of Borrower; and (c) if requested by Lender, an opinion of counsel to Borrower, as reincorporated, as to the continuing enforceability of the Loan Document obligations.

      SECTION 2.2.AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Lender in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

      SECTION 2.3.NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not, to the best of Borrower's knowledge, violate any provision of any law or regulation, and do not contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any

--------------

* Confidential Treatment Requested
breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

      SECTION 2.4.LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower in its public filings with the Securities and Exchange Commission.

      SECTION 2.5.CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower which has been delivered by Borrower to Lender prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower.

      SECTION 2.6.INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

      SECTION 2.7.NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

      SECTION 2.8.PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all material permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

      SECTION 2.9.ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

      SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any material obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

      SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Lender in its public filings with the Securities and Exchange Commission, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

      SECTION 2.12. QUALIFIED AND PROHIBITED BUSINESS ACTIVITIES. Borrower represents to Lender that it is engaged in the biotechnology and biopharmaceuticals industry. Borrower further represents to Lender that is does not engage in any of the following businesses or activities:

                  1. The leasing of unimproved real property (as defined in Code Section 45D(d)(3)(A)) or residential rental property (as defined in Code Section 169(e)(2)(A));

                  2. any trade or business consisting predominately of the development or holding of intangibles for sale or license;

                  3. any trade or business consisting of the operation of a golf course, country club, massage parlor, hot tub or suntan facility, racetrack or other gambling facility or any store the principal purpose of which is the sale of alcoholic beverages for consumption off premises; or

                  4. any trade or business the principal activity of which is farming (as defined in Code Section
                        2032A(e)(5)(A)or(B)).

      SECTION 2.13 ACTIVE BORROWER AND PROJECTIONS Borrower is active in the biotechnology and biopharmaceuticals industry. As of the date hereof, Borrower has generated gross income from its business or operations and represents to Lender it will continue to do so during the term of the Loan. Borrower has provided Lender with revenue projections for a seven year period from the date of this Loan (hereafter, the "Projections"), pursuant to which Borrower represents certain forecasts of income and expenses, and includes projected results of the financial operation of Borrower, all in reasonable detail, and for the period simultaneous with the term of the Loan. The Projections shall be updated by Borrower annually and provided to Lender in accordance with Section
4.3 hereof.

      SECTION 2.14BORROWER NOT CONTROLLED BY LENDER. Borrower represents that Lender does not control the business or operations of Borrower through either management or voting rights, nor does Lender maintain an ownership interest in Borrower which exceeds thirty-three percent (33%) of its total ownership.

      SECTION 2.15GROSS-INCOME OF BORROWER. More than fifty percent (50%) of the total gross income of Borrower is derived from the active conduct and operation of its business at the Facility.

      SECTION 2.16. TANGIBLE PROPERTY OF BORROWER. More than forty percent (40%) of the use of tangible property owned or leased by Borrower is located and operated at the Facility.

      SECTION 2.17. BORROWER'S EMPLOYEE SERVICES. More than forty percent (40%) of the services performed by the employees of Borrower are performed at the Facility. In determining the forty percent (40%), the numerator shall be the total amount paid by Borrower for employee services performed or will be performed at the Facility during a taxable year, and the denominator shall be the total amount paid by Borrower for employee services during a taxable year. The foregoing calculation shall not include any consultants or independent contractors engaged by Borrower. Borrower represents it has provided Lender with evidence of Borrower's satisfaction of the forty percent employee service requirement as of the date hereof.

      SECTION 2.18 FACILITY LOCATED IN LOW-INCOME COMMUNITY. The Facility is located at 1900 Ninth Avenue, Ninth and Stewart Lifesciences Building in Seattle, Washington and is wholly located within a Low-Income Community.

      SECTION 2.19 TERM OF FACILITY LEASE. The term of the Lease for the Facility is for a period of time in excess of the term of the Loan under this Agreement. The copy of the Lease provided to Lender in connection with this transaction is a full and correct copy, and there have been no amendments thereto as of the date hereof.

      SECTION 2.20. SOLVENT. Borrower (both before and after giving effect to the obligations contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts, other than convertible debt, as they become absolute and matured, and has, and reasonably believes it will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

      SECTION 2.21. INVESTMENT COMPANY ACT. Borrower is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE III
                      CONDITIONS PRECEDENT TO FUNDING LOAN

      SECTION 3.1.CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Lender to fund the Loan contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all of the following conditions:

      (a) Approval of Lender Counsel. All legal matters incidental to the extension of credit by Lender shall be satisfactory to Lender's counsel.

      (b) Documentation. Lender shall have received, in form and substance satisfactory to Lender, each of the following, duly executed:

      (i)   This Agreement.

      (ii)  Loan Note.

      (iii) Security Agreement (Securities Account).

      (iv)  NMTC Compliance Certificate.

      (iv)  UCC-1 Financing Statements.

      (v)   Due Diligence items listed in Exhibit B attached hereto.

      (vi)  Satisfactory opinion of counsel to Borrower.

      (vii) Such other documents as Lender may require.

      (c) Financial Condition. There shall have been no material adverse change, as determined by Lender, in the financial condition or business of Borrower, nor any material decline, as determined by Lender, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

      (d) Interest Reserve. Upon funding of the Loan, Borrower shall fund and maintain an operating reserve fund in the amount of $75,000 to be held in a demand deposit account at a Wells Fargo banking store, which funds shall be pledged to the benefit of Lender.

      SECTION 3.2.CONTINUING COMPLIANCE. The representations and warranties contained in Sections 2.1 through 2.14, 2.19 and 2.20 of this Agreement and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on each annual anniversary hereof, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

      Borrower covenants that so long as the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Lender otherwise consents in writing:

      SECTION 4.1.PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

      SECTION 4.2.ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, during business hours, at Lender's expense and with reasonable notice, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

      SECTION 4.3.FINANCIAL STATEMENTS. Provide to Lender all of the following, in form and detail satisfactory to Lender:

            (a) Within one hundred twenty (120) days after the close of each fiscal year, financial statements of Borrower, including a balance sheet, statement of income and expenses and statement of cash flows that include the results of the financial operation of the Project, all in reasonable detail and prepared according to GAAP. Statements shall be audited by an independent certified public accountant.

            (b) Borrower shall deliver to Lender quarterly financial statements of Borrower certified as being true and correct by an authorized officer of Borrower within forty-five (45) days of the end of each calendar quarter of Borrower's fiscal year.

            (c) Within thirty (30) days after each anniversary of the date of this Agreement, Borrower shall provide Lender with updated Projections (as defined in Section 2.13 of this Agreement) acceptable to Lender.

            (d) When requested by Lender, such further information as Lender may reasonably request relating to any such financial statements or liquidity covenants.

      SECTION 4.4.COMPLIANCE. Preserve and maintain all material licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the material requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

      SECTION 4.5.INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect.

      SECTION 4.6.FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

      SECTION 4.7.TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

      SECTION 4.8.LITIGATION. Promptly give notice in writing to Lender of any litigation pending or threatened against Borrower which is disclosed in its public filings with the Securities and Exchange Commission.

      SECTION 4.9 INTEREST RATE PROTECTION. On or prior to the first (1st) anniversary of the date of this Agreement, Borrower shall obtain and maintain interest rate protection in the form of an interest rate swap contract (the "Swap Contract"). The counterparty under the Swap Contract shall be a financial institution acceptable to Lender, which Swap Contract shall evidence Borrower's interest rate exposure on the Loan to be limited as follows: a minimum of fifty percent (50%) of Borrower's Loan payment obligation hereunder shall be set to a fixed rate of interest acceptable to Lender. Alternatively, Borrower may provide the following in lieu of the Swap Contract as acceptable interest rate protection under this Section: (i) an interest rate cap agreement in a form acceptable to Lender with a strike rate of four percent (4.0%) above the then applicable rate of interest hereunder; or (ii) marketable securities may be pledged as additional collateral in an amount to support a debt service reserve fund obligation as determined by Lender. The determination of Lender as to appropriate interest rate protection hereunder shall be made by Lender in its sole and absolute discretion.

      SECTION 4.10. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Borrower's financial statements and Projections on each anniversary of the date of the Loan and until the Loan is no longer outstanding:

      (a) Throughout the Term of the Loan, Borrower shall maintain unrestricted liquidity, in cash or cash equivalents (including, but not limited to, marketable securities) in an amount equal to the greater of (i) [*], and
      (ii) [*] Actual Cash Burn (as defined below). The cash burn rate subject to this provision shall be determined by Lender annually based upon the information provided in the audited financial statements of Borrower's preceding fiscal year, commencing with the audited financial statements for fiscal year ending December 31, 2003. For purposes of this Agreement, "Actual Cash Burn" shall mean [*].

      (b) [Reserved]

      SECTION 4.11. NOTICE TO LENDER. Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $750,000.

                                    ARTICLE V
                               NEGATIVE COVENANTS

      Borrower further covenants that so long as Loan or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Lender's prior written consent:

----------------

* Confidential Treatment Requested

      SECTION 5.1.USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

      SECTION 5.2.OTHER INDEBTEDNESS. Without the prior written consent of Lender, create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Lender, and (b) any other liabilities of Borrower existing as of, and disclosed to Lender prior to, the date hereof. Borrower shall be subject to this Section 5.2 only upon the occurrence of a default or non-performance by Borrower of any obligation or covenant hereunder.

      SECTION 5.3.MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Without the prior written consent of Lender: (i) merge into or consolidate with any other entity, other than any transaction (a) involving a merger or consolidation that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and pursuant to which the holders of 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation, or (b) effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock into solely shares of common stock; (ii) make any substantial change in the nature of Borrower's business as conducted as of the date hereof; or (iii) sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

      SECTION 5.4.PLEDGE OF ASSETS. Without the prior written consent of Lender, mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of the Collateral for the Loan.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

      SECTION 6.1.The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

      (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

      (b) Any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

      (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

      (d) Any default in the payment of any obligation under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower, and if applicable, any guarantor hereunder or any general partner or joint venturer in any Borrower which is a partnership or joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") has incurred any debt or other financial obligation in an amount equal to or greater than $[*] to any person or entity, including, but not limited to, Wells Fargo Bank, N.A., and any affiliates thereof, or General Electric Capital Corporation. For purposes of this Section

--------------

* Confidential Treatment Requested

6.1(d), Borrower shall not be considered to be in default in the payment of any obligation unless Borrower has received a notice of default from such entity or person due the obligation, any cure periods have lapsed, and such entity or person is pursuing its remedies.

      (e) The service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the Collateral granted under this Agreement to secure the Loan of Borrower.

      (f) Borrower or any Third Party Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Third Party Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor, or Borrower or any Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Third Party Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Third Party Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

      (g) Borrower shall be a party to any federal or state lawsuit, arbitration, mediation, administrative proceeding (including patent prosecutions and administrative proceedings before the Board of Patents) or other form of legal proceeding involving one or more claims which, if decided against Borrower, Lender in good faith, and after due inquiry of Borrower and its counsel, believes materially impairs or is substantially likely to materially impair the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

      SECTION 6.2.REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Lender's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Lender to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                  MISCELLANEOUS

      SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

      SECTION 7.2.NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

      BORROWER:     CORIXA CORPORATION
                    1124 Columbia Street, Suite 200
                    Seattle, Washington 98104
                    Attn: General Counsel

      LENDER:       NDC NEW MARKETS INVESTMENTS IV, L.P.
                    c/o HEDC New Markets, Inc.
                    51 East 42nd Street, Suite 300
                    New York, New York 10017
                    Attn: Robert W. Davenport, Chairman

                    With a copy to:

                    Wells Fargo Community Development Corporation
                    401 B. Street, Suite 304A
                    San Diego, California 92101
                    Attn: Lee Winslett

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

      SECTION 7.3.COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel), expended or incurred by Lender in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents to a maximum of $150,000, Lender's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to any Borrower or any other person or entity.

      SECTION 7.4.SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Lender's prior written consent, except in connection with the reincorporation of Borrower under Washington law under Section 5.3 hereof. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder.

      SECTION 7.5.ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

      SECTION 7.6.NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns (including, but not limited to Wells Fargo Community Development Corporation), and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

      SECTION 7.7.TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

      SECTION 7.8.SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

      SECTION 7.9.COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

      SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

      SECTION 7.11. ARBITRATION.

      (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

      (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Washington selected by the American Arbitration Association ("AAA");
(ii) be governed by the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

      (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

      (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Washington or a neutral retired judge of the state or federal judiciary of Washington, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Washington and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Washington Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

      (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

      (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

      (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.
A.

      (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

EXHIBITS TO CREDIT AGREEMENT

EXHIBIT A - DEFINED TERMS
EXHIBIT B - DUE DILIGENCE LIST
EXHIBIT C - NMTC COMPLIANCE CERTIFICATE

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                    "BORROWER"

                                    CORIXA CORPORATION

                                    By: /s/ Steven Gillis
                                        -----------------
                                    Title: Chairman and Chief Executive Officer


                                    [Seal]

                                    "LENDER"

                                    NDC NEW MARKETS INVESTMENTS IV, L.P.,
a Delaware limited partnership

                                    By: HEDC NEW MARKETS, INC., a Delaware
                                    nonprofit corporation
                                    Its: General Partner

                                          By: /s/ Robert W. Davenport
                                              ---------------------------------
                                          Name:  Robert W. Davenport
                                          Title: Chairman

                                    EXHIBIT A

      Defined terms used in the Credit Agreement and not otherwise defined shall have the respective meanings assigned to them below:

      "Facility" means that certain research and development facility located at 1900 Ninth Avenue, the Ninth and Stewart Lifesciences Building in the City of Seattle, Washington 98101. Borrower maintains a leasehold interest in the Facility pursuant to the Lease.

      "Lease" means that certain Lease Agreement dated October 15, 2002 by and between Borrower, as tenant, and Lifesciences Building, LLC, as lessor, as amended by that certain First Amendment to Lease and Undertaking by Additional Parties dated January 10, 2003, by and among Borrower, Lifesciences Building, LLC, Touchstone Corporation, Douglas O. Howe, James
      D. O'Hanlon and Shawn R. Parry.

      "Low-Income Community" means in general, any population census tract if:
      (1) The poverty rate for such tract is at least 20 percent, or

      (2) (a) In the case of a tract not located within a Metropolitan Area, the median family income for such tract does not exceed 80 percent of statewide median family income, or (b) in the case of a tract located within a Metropolitan Area, the median family income for such tract does not exceed 80 percent of the greater of statewide median family income or the Metropolitan Area median family income. Possession-wide median family income shall be used (in lieu of statewide income) in assessing the status of census tracts located within a possession of the United States.

      "Metropolitan Area" means an area designated as such by the Office of Management and Budget pursuant to 44 U.S.C. Section 3504(e) and 31 U.S.C. Section 1104(d) and Executive Order 10253 (3 C.F.R. Sections 1949-1953 Comp., p. 758), as amended.

      "Qualified Active Low-Income Community Business (QALICB)" means any corporation (including a nonprofit corporation) or partnership if, for any taxable year:

      (1) At least 50 percent of the total gross income of such entity is derived from the active conduct of a qualified business within any Low-Income Community;

      (2) A substantial portion of the use of the tangible property of such entity (whether owned or leased) is within any Low-Income Community;

      (3) A substantial portion of the services performed for such entity by its employees are performed in any Low-income Community;

      (4) Less than 5 percent of the average of the aggregate unadjusted bases of the property of such entity is attributable to collectibles (as defined in IRC Section 408 (m)(2)) other than collectibles that are held primarily for sale to customers in the ordinary course of such business; and

      (5) Less than 5 percent of the average of the aggregate unadjusted bases of the property of such entity (as defined in IRC Section 1397C(e)) is attributable to nonqualified financial property.

      "Qualified Community Development Entity (CDE)" means any domestic corporation or partnership if (A) the primary mission of the entity is serving, or providing investment capital for, Low-Income Communities or Low-Income Persons; (B) the entity maintains accountability to residents of Low-Income Communities through their representation on any governing board of the entity or on any advisory board to the entity; and (C) the entity is certified by the Fund as a CDE. A CDE may also be a limited liability company ("LLC") that meets the above tests.

      "Qualified Equity Investment" means any equity investment in a Community Development Entity if (A) such investment is acquired by the investor at its original issue (directly or through an underwriter) solely in exchange for cash; (B) substantially all of such cash is used by the CDE to make Qualified Low-Income Community Investments; and (C) the investment is designated by the Community Development Entity as a Qualified Equity Investment. Qualified Equity Investment also includes the purchase of a Qualified Equity Investment from a prior holder, to the extent provided in IRC Section 45D(b)(4). Qualified Equity Investment does not include any equity investment issued by a Community Development Entity more than five years after the date the Community Development Entity receives a NMTC allocation. For purposes of this Guidance, "equity investment" means (A) any stock (other than nonqualified preferred stock as defined in IRC
      Section 351(g)(2)) in a corporation and (B) any capital interest in a partnership. An LLC shall be deemed to be either a corporation or a partnership, according to the LLC's treatment under federal tax law.

      "Qualified Low-Income Community Investment" means (A) any capital or equity investment in, or loan to, any Qualified Active Low-Income Community Business; (B) the purchase from a CDE of any loan made by such entity that is a Qualified Low-Income Community Investment; (C) financial counseling and other services to businesses located in, and residents of Low-Income Communities; and (D) any equity investment in, or loan to, any CDE.

                                    EXHIBIT B

                             DUE DILIGENCE CHECKLIST

[X]               DOCUMENT DESCRIPTION                  PARTIES   RESP. PARTY  COMMENTS
------------------------------------------------------  --------  -----------  --------
Borrower (Corixa Corporation) Documents

      Articles of Incorporation                         Borrower  Borrower

      Bylaws                                            Borrower  Borrower

      Authorizing Resolutions                           Borrower  Borrower

      Incumbency Certificate                            Borrower  Borrower

      NMTC Compliance Certificate                       Borrower  Borrower

      Title Company Guarantee:  Qualified Census Tract  Borrower  Borrower

      Building Plans and Specifications                 Borrower  Borrower

      Initial Projections acceptable to CDE             Borrower  Borrower

      Project Budget                                    Borrower  Borrower

      UCC, Judgment, Lien Searches for Borrower         Borrower  Borrower

      Lease for Building                                Borrower  Borrower

      Financial Statements of Borrower                  Borrower  Borrower

      Copies of Existing GE Financing                   Borrower  Borrower

                                    EXHIBIT C

                           NMTC COMPLIANCE CERTIFICATE

      The undersigned, being the Chief Executive Officer of Corixa Corporation, does hereby certify to NDC New Markets Investments IV, L.P. the following representations:

1. Low-Income Community. Corixa Corporation ("Corixa") is currently leasing and in the process of completing tenant improvements to the building which will be (at construction completion) its corporate headquarters. Pursuant to that certain Lease dated October 15, 2003 as amended by the First Amendment to Lease and Undertaking by Additional Parties dated January 10, 2004, the landlord leased the premises to Corixa Corporation. The legal description of the Premises described in the Lease is Lots 1 through 4, Block 35, Heirs of Sara A. Bell's Second Addition to the City of Seattle, King County, Washington and commonly known as 1900 9th Avenue, located on the corner of 9th Avenue and Stewart Street, Seattle, Washington 98101 (the "Premises"). A Low-Income Community is defined as a population census tract if (i) the poverty rate is at least twenty percent (20%), (ii) if not in a metropolitan area the median family income for such tract does not exceed eighty percent (80%)of the statewide median family income, or
      (iii) if the census tract is within a metropolitan area, the median family income does not exceed eighty percent (80%) of the greater of the statewide median family income or the metropolitan area median family income. According to the "geocode link" on the government website (www.ffiec.gov) the Premises are located in a census tract (within Seattle's metropolitan area) which has been identified as Tract Number 0073.00, County Code 33, State Code 53 , and according to such website Census Tract 0073.00 has a poverty rate in excess of forty percent (40%).

2. Tangible Property Test. At least forty percent (40%) of the use of the tangible property of Corixa (whether owned or leased) is within a Low-Income Community, including the Premises. [For purposes of this test, the Premises are considered to be Corixa's only office.]

3. Services Test. At least forty percent (40%) of the services performed by Corixa's employees are performed in a Low-Income Community including the Premises. [The percentage is determined based on a fraction the numerator of which is the total amount paid by the entity for the employees services performed during the taxable year in a Low-Income Community, including the Premises, and the denominator of which is the total amount paid by the entity for the employee services during the taxable year.]

4. Gross-Income Test. At least fifty percent (50%) of the total gross income of Corixa is derived from the active conduct of a business not involving
      (i) developing or holding intangible for sale of lease, (ii) operation of a golf course, or country club, massage parlor, hot tub facility, suntan facility, racetrack or gambling facility or store selling alcoholic beverages, and (iii) farming operations. The Gross Income Test is deemed satisfied if either the Tangible Property Test or the Services Test are satisfied using an increased percentage from 40% to 50%.

5. Collectibles. Less than five percent (5%) of the average of the aggregate unadjusted bases of the property of Corixa is attributable to collectibles defined in Section 408(m) of the Internal Revenue Code (e.g. art work, rugs, metal or gems, stamps, wines) unless such collectibles are held primary for sale to customers in the ordinary course of business.

6. Nonqualified financial property. Less than five percent (5%) of the average of the aggregate unadjusted bases of the property of Corixa is attributable to nonqualified financial property defined in Section 1397C(e) of the Internal Revenue Code (e.g. banks, credit unions other financial institutions).

7. Ownership. To our knowledge, neither HEDC New Markets, Inc. or Wells Fargo Community Development Corporation, or any of their affiliates have any ownership interest in Corixa.

8. Use of Loan Proceeds. Corixa agrees to invest one hundred percent (100%) of the $14,550,00 loan proceeds from NDC New Markets Investments, L.P. into the Premises, evidenced either by the purchase of tenant improvements or equipment to be located in the Premises.

9. Reasonable Expectations. It is Corixa's current expectation to occupy the Premises for the term of the Lease.

      Executed this __ day of __________, 2004.

                                               CORIXA CORPORATION

                                               By: _____________________________

                                               Its: ____________________________